SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 31, 2017

ASHFORD INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-36400	46-5292553
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory

On November 1, 2017, pursuant to that certain Unit Purchase Agreement, dated as of July 25, 2017, as amended by Amendment No. 1 to Unit Purchase Agreement dated September 14, 2017 and Amendment No. 2 to Unit Purchase Agreement dated October 31, 2017 (as so amended, the “Unit Purchase Agreement”), by and among PT Holdco, LLC (the “Buyer”), a wholly owned subsidiary of Ashford Inc. (“Ashford”), and Presentation Technologies, Inc. (together with its successor Presentation Technologies, LLC, “PTI”), Monroe Jost, Kevin Jost and Todd Jost (collectively, the “Seller Parties”), Ashford, through the Buyer, consummated the previously announced acquisition of eighty-five percent (85%) of the outstanding units representing membership interests of PTI (the “Purchased Units”) for aggregate consideration consisting of approximately $17.6 million in cash, including Ashford’s portion of assumed debt (subject to adjustment pursuant to the Unit Purchase Agreement), 70,318 shares of Ashford’s common stock, par value $0.01, and a potential earn-out amount of up to $2,900,000.

Except for the amendment to the Unit Purchase Agreement described under Item 1.01, the events described in this Current Report on Form 8-K occurred in connection with the completion of the transactions under the Unit Purchase Agreement.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to the Unit Purchase Agreement

On October 31, 2017, the parties to the Unit Purchase Agreement entered into Amendment No. 2 to Unit Purchase Agreement (“Amendment No. 2”), extending the Outside Date (as defined in the Unit Purchase Agreement) to November 13, 2017 and amending the aggregate consideration by reducing the cash consideration and adding an earn-out amount of up to $2,900,000 (the “Earn-Out”), payment of which is subject to certain conditions set forth in the Unit Purchase Agreement, including the successful achievement of certain EBITDA targets by PTI for the period of January 1, 2018 through June 30, 2019.

Credit Agreement

In connection with the closing of the transactions under the Unit Purchase Agreement, on November 1, 2017, PTI entered into a Credit Agreement (the “Credit Agreement”) with Comerica Bank, a Texas banking association, which provided for:  (i) a senior term loan in an amount of $10,000,000 partially utilized to fund the acquisition of the Purchased Units (the “Term Note”); (ii) a senior secured revolving line of credit in an amount of $3,000,000 for working capital (the “Revolving Note”); (iii) a draw term note in an amount of $2,000,000 to fund additional working capital and/or fund the Earn-Out (the “Draw Term Note”); and (iv) a facility to finance the purchase of equipment in an amount of $3,000,000 (the “Equipment Note”). PTI borrowed $10,000,000 under the Term Note at closing, the proceeds of which were applied to fund, in part, the acquisition of the Purchased Units.

Loans under the Credit Agreement will mature on November 1, 2022 and the obligations are secured by (i) a first-lien security interest on all tangible and intangible assets of Buyer, PTI and PTI’s domestic subsidiaries, (ii) a pledge of 100% of the equity interests of Buyer, PTI and PTI’s domestic subsidiaries and (iii) a pledge of 65% of the equity interests of PTI’s foreign subsidiaries.  The obligations under the Credit Agreement are guaranteed by all of PTI’s domestic subsidiaries.

The principal of the Term Loan is payable in monthly installments equal to $83,333.33 plus accrued interest commencing on December 1, 2017.

Under the Draw Term Note, the outstanding principal amount of each advance is payable in monthly payments equal to 1/120th of the original principal amount of such advance, plus interest, commencing on the first business day of the next calendar month following the date of such advance.

Under the Revolving Note, accrued and unpaid interest on the unpaid principal balance of each outstanding advance is payable monthly on the first business day of each month, from the date made until the same is paid in full.

Under the Equipment Note, the outstanding principal amount of advances shall convert to an equipment term loan at the earlier of (i) March 1 or September 1 of each year or (ii) the first business day of the next succeeding month following the date all outstanding advances not yet converted to an equipment term loan exceeds $250,000 in the aggregate. No payment of principal are required until the advances are converted into an equipment term loan. The outstanding principal amount of each equipment term loan is payable in monthly payments equal to 1/60th of the original principal amount of such equipment term loan, plus interest, commencing on the applicable conversion date and on the first business day of each month thereafter until paid in full.

All loans under the Credit Agreement bear interest at a rate equal to the LIBOR-Based Rate plus 3.25% or the Daily Adjusting LIBOR Rate plus 3.25% (each as defined in the Credit Agreement), at PTI’s election.

The Agreement contains representations, warranties, terms and conditions customary for transactions of this type. These include certain covenants that, among other things, limit PTI’s and certain of its subsidiaries’ ability to pay dividends, redeem capital stock, incur liens on assets, incur additional indebtedness, make certain loans and guaranties to others, dispose assets, merge or dissolve.

The Credit Agreement also contains financial covenants that require PTI to maintain (i) a consolidated Pre-Distribution Fixed Charge Coverage Ratio of not less than 1.2 to 1.0, (ii) a consolidated Post-Distribution Fixed Charge Coverage Ration of not less than 1.1 to 1.0, (iii) a Senior Funded Debt to EBITDA Ratio not to exceed 2.375 to 1.0, (iv) a Leverage Ratio not to exceed 3.0 to 1.0, and (v) consolidated Capital Expenditures equal to or less than $6,000,000 during any consecutive four fiscal quarter period (each capitalized term as defined in the Credit Agreement).

The descriptions of Amendment No. 2, the Credit Agreement, the Term Note, the Revolving Note, the Draw Term Note and the Equipment Note described above do not purport to describe all of the terms of such documents and are qualified in their entirety by the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information contained in “Introductory” and Item 1.01 is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements. To the extent financial statements are required to be filed with this item, such financial statements will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information. To the extent pro forma financial information is required to be filed by this item, such financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Amendment No. 2 to Unit Purchase Agreement, dated as of October 31, 2017, by and among PT Holdco, LLC, PT Intermediate, LLC and Presentation Technologies, LLC.

10.1	Credit Agreement, dated as of November 1, 2017, by and between Presentation Technologies, LLC and Comerica Bank.

10.2	Term Note, dated as of November 1, 2017, made by Presentation Technologies, LLC in favor of Comerica Bank.

10.3	Revolving Note, dated as of November 1, 2017, made by Presentation Technologies, LLC in favor of Comerica Bank.

10.4	Draw Term Note, dated as of November 1, 2017, made by Presentation Technologies, LLC in favor of Comerica Bank.

10.5	Equipment Note, dated as of November 1, 2017, made by Presentation Technologies, LLC in favor of Comerica Bank.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2017

ASHFORD INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel